                                                                       EXHIBIT 4


                             REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT, dated as of January 25, 2002 (this "AGREEMENT"), is entered into among ROBBINS & MYERS, INC., an Ohio corporation ("R&M PARENT"), BRIAN FENWICK-SMITH ("BFS"), and RANDOMAT INTERNATIONAL B.V., a Netherlands Antilles company which is wholly-owned by BFS and members of his family ("RANDOMAT"), under the following circumstances:

     A. BFS sold to Robbins & Myers Holdings, Inc., a Delaware corporation owned by R&M Parent ("BUYER"), all of the issued and outstanding capital stock of Romaco N.V., a Netherlands Antilles corporation ("ROMACO"), on August 31, 2001 pursuant to a Stock Purchase Agreement among BFS, Buyer, and R&M Parent dated August 10, 2001 (the "PURCHASE AGREEMENT");

     B. Pursuant to Section 2.05 of the Purchase Agreement, 600,000 shares of R&M Parent Stock, evidenced by Stock Certificate No. RM-0321, registered in the name of BFS and dated August 31, 2001, were issued to BFS (the "BFS SHARES");

     C. Pursuant to an Agreement Relating to Escrow Shares, dated January 2, 2002, among R&M Parent, BFS, and Randomat, BFS transferred the BFS Shares to Randomat; and

     D. In order to induce BFS to execute and deliver the Purchase Agreement, R&M Parent agreed that the BFS Shares would be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws;

IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS CONTAINED HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, R&M PARENT, BFS, AND RANDOMAT AGREE AS FOLLOWS:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

         1.1 "SHAREHOLDERS" means BFS, Randomat, and any of their transferees or assignees who receive or acquire Registrable Securities and who are entitled to the benefit of this Agreement as provided in Article VIII hereof.

         1.2 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and pursuant to Rule 415 promulgated thereunder and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

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         1.3 "REGISTRABLE SECURITIES" means the BFS Shares and any capital shares issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the BFS Shares; provided that securities will cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act.

         1.4 "REGISTRATION PERIOD" means the period between the date of this Agreement and the earliest of (i) September 1, 2004 and (ii) the date on which all of the Registrable Securities have been sold by the Shareholders under the Registration Statement or pursuant to Rule 144.

         1.5 "REGISTRATION STATEMENT" means a Registration Statement of R&M Parent filed under the Securities Act.

         1.6 "RULE 415" means Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

                                   ARTICLE II
                                  REGISTRATION

         2.1 REGISTRATION. R&M Parent will use its reasonable best efforts to file with the SEC within five business days after the date of this Agreement a Registration Statement on Form S-3 registering the Registrable Securities for resale.

         2.2 EFFECTIVENESS OF THE REGISTRATION STATEMENT. R&M Parent will use its reasonable best efforts to cause the Registration Statement contemplated by the previous Section to be declared effective by the SEC as soon as practicable after filing. R&M Parent's reasonable best efforts will include, but are not limited to, promptly responding to all comments received from the staff of the SEC. If R&M Parent receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then R&M Parent will request that the Registration Statement become effective within five business days after such SEC notification.


                                   ARTICLE III
                      ADDITIONAL OBLIGATIONS OF R&M PARENT

         3.1 CONTINUED EFFECTIVENESS OF REGISTRATION STATEMENT. Subject to the limitations set forth in Section 3.4, R&M Parent will use its reasonable best efforts to keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.

         3.2 ACCURACY OF REGISTRATION STATEMENT. Assuming the accuracy of information furnished by or on behalf of the Shareholders, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by R&M Parent covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. R&M Parent will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period (but subject to Section 3.4), and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of R&M Parent covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of.

         3.3 FURNISHING DOCUMENTATION. R&M Parent will furnish to the Shareholders whose Registrable Securities are included in a Registration Statement, and legal counsel, representing the Shareholders, (a) promptly after each document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus (if any) and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Shareholder. R&M Parent will notify by facsimile the Shareholders whose Registrable Securities are included in any Registration Statement of the filing and the effectiveness of the Registration Statement and any post-effective amendment on the date of filing of the Registration Statement, effectiveness of the Registration Statement or any post-effective amendment, as applicable.

         3.4 SUSPENSION OF RESALE RIGHTS.

         (a) R&M Parent will notify (by telephone and also by facsimile) each Shareholder who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which R&M Parent has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. R&M Parent will make such notification as soon as practicable after R&M Parent becomes aware of the event (but in no event will R&M Parent be required to disclose to any Shareholder any of the facts or circumstances regarding the event), will promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Shareholder as each Shareholder may reasonably request.

         (b) Notwithstanding the obligations under Section 3.4(a), if in the good faith judgment of R&M Parent, following consultation with legal counsel, it would be detrimental to R&M Parent and its shareholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to
(i) the existence of a material development or potential material development involving R&M Parent which R&M Parent would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon R&M Parent and its shareholders, or (ii) in the good faith judgment of R&M Parent, it would adversely affect or require premature disclosure of the filing of an R&M Parent-initiated registration of any class of its equity securities, R&M Parent will have the right to suspend the use of the Registration Statement for a period of not more than 30 days, provided, however, that R&M Parent may so defer or suspend the use of the Registration Statement no more than 60 days in a calendar year, and provided, further, that, after deferring or suspending the use of the Registration Statement, R&M Parent may not again defer or suspend the use of the Registration Statement until a period of thirty days has elapsed after resumption of the use of the Registration Statement.

         (c) Subject to R&M Parent's rights under this Section 3, R&M Parent will use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time (including in each case by amending or supplementing such Registration Statement) and R&M Parent will notify each Shareholder that holds Registrable Securities being sold of the issuance of such order on the date thereof and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Shareholder as such Shareholder may reasonably request).

         (d) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by R&M Parent, R&M Parent will give notice of the suspension to all the Shareholders whose securities are covered by the Registration Statement on the date of such suspension, and will notify each such Shareholder on the date that the use of the Registration Statement may be resumed.

         3.6 REVIEW BY THE SHAREHOLDERS. R&M Parent will provide Duke, Holzman, Yaeger & Photiadis LLP, as counsel for BFS, an opportunity to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of R&M Parent's counsel. The sections of any such Registration Statement including information with respect to the Shareholders, the Shareholders' beneficial ownership of securities of R&M Parent or the Shareholders' intended method of disposition of Registrable Securities must conform to the information provided to R&M Parent by each of the Shareholders.

         3.7 LISTING. R&M Parent shall use reasonable best efforts to cause all of the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by R&M Parent are then listed, if any.

         3.8 SHARE CERTIFICATES. Subject to the provisions of the Escrow Agreement, R&M Parent will cooperate with the Shareholders who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement.

         3.9 SECURITIES LAWS COMPLIANCE. R&M Parent will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated by the SEC).

         3.10 FURTHER ASSURANCES. R&M Parent will take all other reasonable actions as any Shareholder may reasonably request to expedite and facilitate disposition by such Shareholder of the Registrable Securities pursuant to the Registration Statement.

                                   ARTICLE IV
                         OBLIGATIONS OF THE SHAREHOLDERS

         4.1 SHAREHOLDER INFORMATION. As a condition to the obligations of R&M Parent to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Shareholder, such Shareholder will furnish to R&M Parent such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by R&M Parent to effect the registration of the Registrable Securities.

         4.2 FURTHER ASSURANCES. Each Shareholder will cooperate with R&M Parent, as reasonably requested by R&M Parent, in connection with the preparation and filing of any Registration Statement.

         4.3 SUSPENSION OF SALES. Upon receipt of any notice from R&M Parent under Section 3.4, each Shareholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.4(a) or (ii) R&M Parent advises the Shareholder that a suspension of sales under Section 3.4(b) has terminated.

                                   ARTICLE V
                            EXPENSES OF REGISTRATION

         R&M Parent will bear all reasonable expenses, other than underwriting or broker discounts and commissions, the fees of counsel to BFS and any of the shareholders, and transfer taxes, if any, incurred in connection with registrations and filings pursuant to this Agreement, including, without limitation, all registration and listing fees, printers and accounting fees, and the fees and disbursements of counsel for R&M Parent.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION OF THE SHAREHOLDERS. To the extent permitted by law, R&M Parent will indemnify and hold harmless each Shareholder that holds such Registrable Securities, any directors or officers of such Shareholder or any person who controls such Shareholder within the meaning of the Securities Act or the Exchange Act (each, a "Shareholder Indemnified Person") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus related to the Registration Statement (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by R&M Parent of the Securities Act, the Exchange Act or any other law related to the Registration Statement, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). R&M Parent will reimburse the Shareholders and each such controlling person and other Shareholder Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1:
(i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to R&M Parent by a Shareholder Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by R&M Parent pursuant to Section 3.3 hereof; (ii) does not apply to a Claim arising out of or based on any failure by any Shareholder Indemnified Person to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to them) or any covenant or agreement contained in the Purchase Agreement or this Agreement; and (iii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of R&M Parent, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder Indemnified Persons and will survive the transfer of the Registrable Securities by the Shareholders under Article VIII of this Agreement.

         6.2 INDEMNIFICATION OF R&M PARENT AND CERTAIN SHAREHOLDERS. Each Shareholder will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, R&M Parent, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls R&M Parent within the meaning of the Securities Act or the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each, a "R&M Parent Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to clause
(a) or (b) in Section 6.1, above, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to R&M Parent by such Shareholder expressly for use in connection with such Registration Statement or (b) any failure by such Shareholder to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement contained in the Purchase Agreement or this Agreement with respect to sales under the Registration Statement. Subject to the restrictions set forth in Section 6.3, such Shareholder will promptly reimburse R&M Parent and any R&M Parent Indemnified Person any legal or other expenses, promptly as such expenses are incurred and due and payable, which are reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent will not be unreasonably withheld, and no Shareholder will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an R&M Parent Indemnified Person and will survive the transfer of the Registrable Securities by the Shareholders under
Article VIII of this Agreement.

         6.3 NOTIFICATION AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by either a Shareholder Indemnified Person or a R&M Parent Indemnified Person (as the case may be, the Indemnified Person) under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or 6.2, as applicable). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this
Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   ARTICLE VII
                                  CONTRIBUTION

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                                  ARTICLE VIII
                        ASSIGNMENT OF REGISTRATION RIGHTS

The rights of the Shareholders hereunder shall be assignable by each Shareholder to any transferee or assignee of the Registrable Securities with the consent of R&M Parent (which consent shall not be unreasonably withheld), if (a) the Shareholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to R&M Parent within a reasonable time after such assignment, (b) R&M Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities being transferred or assigned, (c) such transfer or assignment was not made under the Registration Statement or Rule 144, (d) at or before the time R&M Parent received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with R&M Parent to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement and (f) the transferee is an accredited investor as that term is defined in Rule 501 of Regulation D. Any transferee or assignee of a Shareholder under Article IX shall be deemed a "Shareholder" for all purposes of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, a Shareholder hereunder.

                                   ARTICLE IX
                        AMENDMENT OF REGISTRATION RIGHTS

This Agreement may be amended and the obligations hereunder may be waived only with the written consent of R&M Parent and of the Shareholders who then hold a majority in interest of the Registrable Securities (but not including any Shareholder who is not affected by such amendment or waiver). Any amendment or waiver effected in accordance with this Article IX is binding upon each Shareholder and R&M Parent.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 NOTICES. Any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

         10.2 WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

         10.3 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

         10.4 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

         10.5 SUCCESSORS AND ASSIGNS. Subject to the requirements of Article VIII hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article VIII, the rights of an Shareholder hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Shareholder's margin or brokerage accounts.

         10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

         10.7 FURTHER ASSURANCES. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         10.8 DATE BFS SHARES BECOME ELIGIBLE FOR SALE. The second sentence of
Section 2.04 of the Purchase Agreement is deleted in its entirety and in its place is substituted the following: "After March 31, 2002, Seller may sell up to 200,000 of such shares; after October 6, 2002, Seller may sell an additional 200,000 of such shares; and after March 31, 2003, Seller may sell an additional 200,000 of such shares."


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

"BFS"

BRIAN FENWICK-SMITH

/s/ Brian Fenwick-Smith
    -------------------


"R&M Parent"

ROBBINS & MYERS, INC.


By: /s/ Joseph M. Rigot
   ---------------------
  Title:  Secretary
        ----------------


"Randomat"

RANDOMAT INTERNATIONAL B.V.


By: /s/ Reindert Dooves
    -----------------------
  Title:  Director
        -------------------